SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): December 3, 2001

                                 Synopsys, Inc.
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               (Exact Name of Registrant as Specified in Charter)

             Delaware                 000-19807               56-1546236
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    (State or Other Jurisdiction   (Commission File           (IRS Employer
          of Incorporation)             Number)            Identification No.)



  700 East Middlefield Road, Mountain View, California              94043-4033
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  (Address of Principal Executive Offices)                         (Zip Code)

  Registrant's telephone number, including area code: 561-989-7000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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         Item 5.  Other Events.

         On December 3, 2001, Synopsys, Inc., a Delaware corporation (the "Company") and Maple Forest Acquisition L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of the Company ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Avant! Corporation, a Delaware corporation ("Avant!"). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Avant! shall be merged with and into Merger Sub and the Merger Sub shall be the surviving corporation. In the merger each outstanding share of common stock, par value $.0001 per share, of Avant! shall be converted into and be exchanged for the right to receive 0.371 of a share of common stock, par value $.01 per share, of the Company.

         In connection with the execution of the Merger Agreement, the Company entered into a Voting Agreement with certain directors and officers of Avant! who are also stockholders of Avant! pursuant to which, among other things, each such director and officer has agreed to vote his shares of Avant! common stock in favor of the merger.

         Also in connection with the execution of the Merger Agreement, the Company obtained a binder of insurance, effective after the closing of the merger, with a AAA rated insurer to pay all damages, penalties and costs arising out of the Avant! litigation with Cadence. The total premium will be $335 million dollars. The policy coverage limit is $500 million plus accrued interest in the first $250 million of the premium. In the event that amounts paid out on the policy are less than $250 million plus accrued interest, the Company will be entitled to a refund of the difference.

         Consummation of the merger is subject to various conditions, including the approval by the stockholders of Avant! of the merger and the approval of the stockholders of the Company of the issuance of Company common stock in connection with the merger, and the receipt of customary regulatory approvals.

         The Merger Agreement and the Voting Agreement are attached hereto as
Exhibit 2.1 and 9.1, respectively, and are incorporated herein by reference in their entirety. The foregoing descriptions of the Merger Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:

Exhibit 2.1 Agreement and Plan of Merger, dated as of December 3, 2001, among Synopsys, Inc., Maple Forest Acquisition L.L.C., and Avant! Corporation

Exhibit 9.1 Voting Agreement, dated as of December 3, 2001, by and among Moriyuki Chimura, Gerald C. Hsu, Fu-Hwa (Howard) Ko, Sheng-Chun (Paul) Lo, Viraj J. Patel, Amy Sakasegawa, Scott Spangenberg and Charles L. St. Clair and Synopsys, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2001



                                            SYNOPSYS, INC.
                                            (Registrant)


                                            By: /s/ Steve Shevick
                                            Name: Steve Shevick
                                            Title: Vice President, Investor
                                                   Relations and Legal


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                                  EXHIBIT INDEX

                                                                            PAGE

Exhibit 2.1 Agreement and Plan of Merger, dated as of December 3, 2001, among Synopsys, Inc., Maple Forest Acquisition L.L.C., and Avant! Corporation.

Exhibit 9.1 Voting Agreement, dated as of December 3, 2001, by and among Moriyuki Chimura, Gerald C. Hsu, Fu-Hwa (Howard) Ko, Sheng-Chun (Paul) Lo, Viraj J. Patel, Amy Sakasegawa, Scott Spangenberg and Charles L. St. Clair and Synopsys, Inc.